Exhibit 4.4

CONDUIT PHARMACEUTICALS INC.

AMENDMENT TO SENIOR SECURED PROMISSORY NOTE AND SECURITY AGREEMENT

This Amendment to the Secured Promissory Note and Security Agreement (this “Amendment”), dated as of October 31, 2024 (the “Amendment Effective Date”), hereby amends each of (i) the Senior Secured Promissory Note (the “Note”) issued by Conduit Pharmaceutical Inc. (“Company”), and each subsidiary of the Company listed on the signature page hereto (together with the Company, the “Makers” and each a “Maker”) to Nirland Limited (the “Holder”) in the maximum aggregate principal amount of $2,650,000 dated as of August 6, 2024, and (ii) the Security Agreement (the “Security Agreement”), dated as of August 6, 2024, by the Company in favor of the Maker. Capitalized terms not otherwise defined herein have the meanings ascribed them in the Note.

By signing below, the Makers and the Holder agree as follows:

Section 1 of the Note is hereby amended in its entirety as follows:

1.	Interest; Payments; Voluntary Prepayment. Interest on the unpaid principal balance of this Note shall accrue at the rate of twelve percent (12%) per annum, computed based on a calendar year and actual days elapsed, and shall be payable, at the option of the Holder, (a) monthly in arrears or (b) in a single installment at maturity. The entire unpaid principal amount then outstanding and all accrued interest hereunder shall be due and payable on the Maturity Date. Payment of principal and interest hereunder shall be made by wire transfer in United States Dollars to an account designated in writing by the Holder for that purpose. The Company may prepay all or any portion of this Note without penalty or fee at any time upon ten (10) business days’ prior written notice to the Holder. All payments of principal and interest shall be in lawful money of the United States of America or, at the request of the Holder, in shares of the Company’s Common Stock pursuant to Section 18. All payments shall be applied first to accrued and unpaid interest, and thereafter to principal.

Sections 6 and 7 of the Note are each hereby deleted.

Section 18 of the Note is hereby added to the Note as follows:

18.	Conversion of Note. At any time after the Amendment Effective Date, this Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock (the “Underlying Securities”), on the terms and conditions set forth in this Section 18.

18.1.	Conversion Right. Subject to the provisions of Section 18.4, at any time or times on or after the date hereof, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into validly issued, fully paid and non-assessable shares of Common Stock in accordance with Section 18.3, at the Conversion Rate (as defined below). The Makers shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Makers shall round such fraction of a share of Common Stock up to the nearest whole share. The Makers shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

18.2.	Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 18.1 shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).
(i)	“Conversion Amount” means the two and one quarter times the sum of (x) portion of the principal to be converted, redeemed or otherwise with respect to which this determination is being made and (y) all accrued and unpaid interest with respect to such portion of the principal amount, if any.

(ii)	“Conversion Price” means, as of any Conversion Date or other date of determination, $0.10, subject to adjustment as provided herein.

18.3.	Mechanics of Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. Within two (2) trading days following a conversion of this Note as aforesaid, the Holder shall surrender this Note to a nationally recognized overnight delivery service for delivery to the Company. On or before the first (1st) trading day following the date of receipt of a Conversion Notice, the Makers shall transmit by facsimile or electronic mail an acknowledgment of confirmation and representation as to whether such shares of Common Stock may then be resold pursuant to Rule 144 or an effective and available registration statement, of receipt of such Conversion Notice to the Holder and the Makers’ transfer agent (the “Transfer Agent”) which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the second (2nd) trading day following the date on which the Makers have received a Conversion Notice (or such earlier date as required pursuant to the Exchange Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the “Share Delivery Deadline”), the Maker shall (1) provided that the Transfer Agent is participating in The Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such conversion. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Maker shall as soon as practicable and in no event later than two (2) business days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note representing the outstanding Principal Amount not converted. The Person (as defined below) or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

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18.4.	Limitations on Conversions. The Makers shall not effect the conversion of any portion of this Note, and the Holder shall not have the right to convert any portion of this Note pursuant to the terms and conditions of this Note and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Maker (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 18.4. For purposes of this Section 18.4, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the conversion of this Note without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Makers receive a Conversion Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 18.4, to exceed the Maximum Percentage, the Holder must notify the Makers of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Maker, including this Note, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon conversion of this Note results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Maker, the Holder may from time to time increase (with such increase not effective until the 61st day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the 61st day after such notice is delivered to the Makers and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Note in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert this Note pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 18.4 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this 18.4 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Note.

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For purposes of the Note and this Amendment:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the date of the issuance of the Note or the Amendment Effective Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person or entity acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons or entities whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing definition is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

Section 19 of the Note is hereby added to the Note as follows:

19.	New Resale Registration Rights. As expeditiously as possible, and in no event later than 7 days, after the Amendment Effective Date, the Company shall file a registration statement on Form S-3 (or, in the event that the Company is not eligible to file a registration statement on Form S-3, a registration statement on Form S-1) (the “New Resale Registration Statement”) covering the resale by the Holder of the Underlying Securities on a delayed or continuous basis and shall use its commercially reasonable efforts to have such New Resale Registration Statement declared effective as soon as practicable after the filing thereof. The Company shall maintain the effectiveness of the New Resale Registration Statement or a replacement registration statement, including filing any amendments, supplements or new registration statements as may be necessary to allow the Holder to sell the Underlying Securities until the Holder is able to sell such shares without registration under Rule 144 (or any successor provision or rule) under the Securities Act of 1933, as amended (the “Securities Act”) (but with no volume or other restrictions or limitations, including as to manner or timing of sale).

Section 20 of the Note is hereby added to the Note as follows:

20.	Representations and Warranties of Holder. The Holder hereby represents and warrants to the Maker as of the Amendment Effective Date and as of each Conversion Date as follows:

20.1.	Power and Authority. The Holder has the full power, authority and/or capacity to enter into this Amendment and its agreement to be bound by the provisions hereof constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

20.2.	Purchase Entirely for Own Account. This Note has, and the Underlying Securities issued upon a conversion of this Note have, been purchased by the Holder for its own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof. The Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any party to sell, transfer or grant participation to any party with respect to the Underlying Securities.

20.3.	Disclosure of Information. The Holder received all of the information it requested in connection with its purchase of the Underlying Securities. The Holder has had an opportunity to ask questions of, and receive answers from, the Company and to consult its own legal, tax, and other advisors, regarding the information provided and the terms and conditions of the offering of the Underlying Securities.

20.4.	Investment Experience. The Holder can bear the economic risk of its investment and has the knowledge and experience in financial or business matters to, and is capable of, evaluating the merits and risks of the investment in the Underlying Securities.

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20.5.	Restricted Securities. The Holder understands that the Underlying Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.

20.6.	Accredited Investor. The Holder is an accredited investor as such term is defined in the rules promulgated pursuant to the Securities Act. The Holder has been advised that this Note and the Underlying Securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Holder is purchasing this Note and the securities to be acquired by the Holder hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Holder’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

20.7.	No General Solicitation. Neither the Holder, nor any of its officers, directors, employees, agents, stockholders, or partners has either directly or indirectly, including through a broker or finder (1) engaged in any general solicitation of the Note, this Amendment, or the Underlying Securities, or (2) published any advertisement in connection with the offer and sale of the Note, this Amendment, or the Underlying Securities.

The Security Agreement shall be terminated in its entirety upon full repayment of the Note and all other Secured Obligations (as defined in the Note).

This Amendment is limited precisely as written and shall not (a) constitute a consent under or waiver or modification of any other term or condition of the Note, or (b) prejudice or otherwise affect any right or privilege which Holder now has or may have in the future under the Note. Except as expressly amended and modified hereby, the Note shall continue in full force and effect in accordance with its terms.

This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of choice of law or conflict of law. EACH PARTY HERETO WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AMENDMENT OR THE NOTE.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

CONDUIT PHARMACEUTICALS INC.

as the Company

By:	/s/ James Bligh
Name:	James Bligh
Title:	Interim CFO

CONDUIT UK MANAGEMENT LTD.

as a subsidiary of the Company

By:	/s/ James Bligh
Name:	James Bligh
Title:	Director

AGREED AND ACKNOWLEDGED:

NIRLAND LIMITED

as the Holder

By:	/s/ Stefano Grace
Name:	Stefano Grace
Title:	Authorized Representative

[Signature Page to Amendment to Senior Secured Promissory Note of Conduit Pharmaceuticals Inc.]

Exhibit I

CONVERSION NOTICE

Reference is made to the Senior Secured Promissory Note (as amended, the “Note”) issued by Conduit Pharmaceutical Inc. (“Company”), and each subsidiary of the Company listed on the signature page thereto (together with the Company, the “Makers” and each a “Maker”) to Nirland Limited (the “Holder”) in the maximum aggregate principal amount of $2,650,000 dated as of August 6, 2024. In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate principal to be converted:

Aggregate accrued and unpaid with respect to such portion of the aggregate principal and such aggregate interest to be converted:
AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:
Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted to Holder, or for its benefit, as follows:

[_]          Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

[_]          Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: _____________ __, ____

____________________

Name of Registered Holder

By:
Name:
Title:

Tax ID:__________________

Facsimile:________________

E-mail Address: _____________________________